Exhibit 10.22


                              CONSULTING AGREEMENT

     Agreement made and entered into as of the [___] day of [_____], 2004, by and between VIPER MOTORCYCLE COMPANY, having offices at 5733 International Parkway, New Hope, Minnesota (the "Company"), and LANE CAPITAL MARKETS, LLC, having offices at 263 Queens Grant Road, Fairfield, Connecticut (the "Consultant").

                               W I T N E S S E T H

     WHEREAS, the Company desires to retain the Consultant and the Consultant desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

     1. RETENTION. The Company hereby retains the Consultant to perform consulting services related to corporate finance and other financial services matters, and the Consultant hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability. In this regard, Consultant shall devote such business time and attention to matters on which the Company shall request its services, subject to the direction of the President of the Company, as shall be determined by Consultant.

     2. TERM The Consultant's retention hereunder shall be for a term of three years, unless earlier terminated as provided in Section 4.

     3. COMPENSATION.

          (a) The Consultant shall be compensated at the rate of $108,000 payable to the Consultant on the date hereof.

          (b) The Company shall pay such reasonable expenses as shall be incurred by the officers and employees of the Consultant in connection with the discharge of their duties hereunder, including travel and entertainment, but not including expenses relating to Consultant's office operations; such payment shall be made upon presentation by the Consultant of the details of, and vouchers for, such expenses.

     4. TERMINATION. This agreement may be terminated by either party upon two weeks' written notice to the other party. Further, this Agreement shall terminate immediately upon mutual agreement of the Consultant and the Company. The Company shall not be entitled to a refund of any portion of the fee hereunder if it terminates this Agreement prior to the end of its term.

     5. NOTICES. Any notices hereunder shall be sent to the Company and the Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other addresses to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

     6. GOVERNING LAW. This Agreement has been made in the State of New York and shall be construed as governed in accordance with the laws thereof.

     7. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

     8. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

VIPER MOTORCYCLE COMPANY                               LANE CAPITAL MARKETS, LLC



By:                                                     By:
   -------------------------                               ---------------------
Name:                                                   Name:
Title:                                                  Title: